Corporate Capital Trust, Inc. 425

Exhibit 99.1

FS/KKR Announces Agreement to Merge
FS Investment Corporation and Corporate Capital Trust

Combination of FSIC and CCT to Create Second Largest Publicly-Traded BDC

PHILADELPHIA, PA, and NEW YORK, NY – July 23, 2018 – FS/KKR Advisor, LLC, a partnership between FS Investments and KKR Credit Advisors (US) LLC (FS/KKR), today announced that FS Investment Corporation (NYSE: FSIC) and Corporate Capital Trust, Inc. (NYSE: CCT) have entered into a definitive agreement under which FSIC and CCT will be merged. The combined company will have on a pro-forma basis over $8 billion in assets invested in 221 portfolio companies across 23 industries as of March 31, 2018. The Boards of Directors of both FSIC and CCT have approved the transaction, with the participation throughout by, and the unanimous support of, their respective independent directors.

Under the terms of the agreement, CCT shareholders will receive a number of FSIC shares with a net asset value (NAV) equal to the NAV of the CCT shares they hold, as determined shortly before closing, subject to the payment of cash in lieu of fractional shares. The combined company will trade under the ticker symbol “FSIC” on the New York Stock Exchange and will remain externally managed by FS/KKR.

The proposed merger is expected to provide a range of near-term and long-term benefits focused on driving shareholder returns through reduced operating expenses, enhanced portfolio diversification, lower financing costs and improved secondary market liquidity.

“Since we announced our partnership with KKR last December, we have made consistent progress across a number of initiatives designed to fully leverage the benefits of our combined platform,” said Michael Forman, Chief Executive Officer of FSIC and CCT. “Today’s announcement, which comes ahead of our initial timeline expectation, is an important first step in optimizing the platform and positions us to deliver strong, consistent performance for investors.”

Todd Builione, President of FSIC and CCT, said, “We are excited to have entered into this mutually beneficial merger, and are confident in our ability to maximize long-term value for FSIC and CCT shareholders. We expect the combined company to have a more diversified portfolio with a more flexible capital structure that will position it well to deliver strong investment performance.”

The transaction is subject to approval by FSIC and CCT shareholders and other customary closing conditions. FSIC and CCT expect to close the transaction in the fourth quarter of 2018.

Joint Conference Call
FSIC and CCT will host a conference call at 10:00am (Eastern Time) today, July 23, 2018, to discuss the announcement. All interested parties are welcome to participate and can access the conference call by dialing (888) 424-8151 and using the conference ID 9681991 approximately 10 minutes prior to the call.

A joint slide presentation containing supplemental information from FSIC and CCT will be referenced on the conference call and also has been posted to www.fsinvestmentcorp.com and www.corporatecapitaltrust.com.

About FSIC
FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. FSIC is advised by FS/KKR Advisor, LLC. For more information, please visit www.fsinvestmentcorp.com.

About CCT
Corporate Capital Trust is a BDC that provides investors an opportunity to access middle market direct lending investments. CCT is externally managed by FS/KKR Advisor, LLC, and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. CCT intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions. For additional information, please visit www.corporatecapitaltrust.com.

About FS/KKR Advisor LLC
FS/KKR Advisor, LLC is a partnership between FS Investments and KKR Credit that serves as the investment adviser to six BDCs with approximately $18 billion in assets under management as of March 31, 2018. The BDCs managed by FS/KKR include FSIC, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, CCT and Corporate Capital Trust II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency.

FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. LP, a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Contact Information:

Institutional Investors (FSIC)
Marc Yaklofsky
marc.yaklofsky@fsinvestments.com
215-309-6763
Financial Advisors and Retail Investors (FSIC / CCT)
877-628-8575

Institutional Investors (CCT)
Danny McMahon
CCT-IR@kkr.com

Media (FS Investments / FSIC)
Marc Yaklofsky
media@fsinvestments.com
215-495-1174

Media (KKR / CCT)
Kristi Huller or Cara Kleiman Major
media@kkr.com
212-750-8300

Forward-Looking Statements
Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of FSIC and CCT (together with FSIC, the “Funds”). Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to a Fund’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in a Fund’s operating area, failure to obtain requisite shareholder approval for the Proposals (as defined below) set forth in the Proxy Statement (as defined below), failure to consummate the business combination transaction involving the Funds, the price at which shares of FSIC’s and CCT’s common stock trade on the New York Stock Exchange, uncertainties as to the timing of the consummation of the business combination transaction involving the Funds, unexpected costs, charges or expenses resulting from the business combination transaction involving the Funds, and failure to realize the anticipated benefits of the business combination transaction involving the Funds. Some of these factors are enumerated in the filings the Funds made with the Securities and Exchange Commission (the “SEC”) and will also be contained in the Proxy Statement when such document becomes available. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Funds undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It
This communication relates to a proposed business combination involving the Funds, along with related proposals for which shareholder approval will be sought (collectively, the “Proposals”). In connection with the Proposals, the Funds intend to file relevant materials with the SEC, including a registration statement on Form N-14, which will include a joint proxy statement of FSIC and CCT and a prospectus of FSIC (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF THE FUNDS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FSIC, CCT, THE BUSINESS COMBINATION TRANSACTION INVOLVING THE FUNDS AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov, from FSIC’s website at www.fsinvestmentcorp.com and CCT’s website at www.corporatecapitaltrust.com.

Participants in the Solicitation
The Funds and their respective directors, executive officers and certain other members of management and employees, including employees of FS/KKR, FS Investments, KKR Credit Advisors (US) LLC and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the Funds in connection with the Proposals. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Funds’ shareholders in connection with the Proposals will be contained in the Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.